SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 6, 2003
(Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50126 (Commission File Number)	33-0865080 (IRS Employer Identification No.)

One Venture, 3rd Floor, Irvine, California (Address of principal executive offices)	92618 (Zip Code)

(949) 585-7500 (Registrant’s telephone number, including area code) Not Applicable (Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Required FD Disclosure

        On June 6, 2003, Commercial Capital Bancorp, Inc. (the “Company”) announced by press release that its bank subsidiary, Commercial Capital Bank, was the fastest growing bank in California, over the three years ended March 31, 2003, according to data available on the FDIC website. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibit is included with this Report:

Exhibit Press Release dated June 6, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC.

By:	/s/ Stephen H. Gordon ——————————— Stephen H. Gordon Chairman of the Board and Chief Executive Officer

Date: June 6, 2003